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                                                                 Exhibit 23.1

                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-33933, No. 33-35259, No. 33-38521, No. 33-76358,
No. 33-51232 and No. 33-69496) of Lattice Semiconductor Corporation of our report dated April 17, 1996 appearing on page 27 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page S-1 of this Form 10-K.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Portland, Oregon
June 26, 1996